Exhibit 23

M/I Homes, Inc. 401(k) Profit Sharing Plan
Columbus, Ohio

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-169074 and 333-40256) of M/I Homes, Inc. of our report dated June 5, 2015, relating to the financial statements and supplemental schedule of M/I Homes, Inc. 401(k) Profit Sharing Plan, which appear in this Form 11-K for the year ended December 31, 2014.

/s/GBQ Partners LLC
GBQ Partners LLC
Columbus, Ohio

June 5, 2015